EXHIBIT 10.1

RISK PARTICIPATION OF ERC CLAIM AGREEMENT

Dated as of March 27, 2023

Parties. Identification of the “Parties” (each a “Party”):

Seller(s): Infinite Group, Inc., with an address at 175 Sullys Trail, Suite 202, Pittsford, NY 14534 (“Seller”).	Buyer: 1861 Acquisition LLC (the “Buyer”) with an address at c/o Field Point Servicing LLC, 5 Greenwich Office Park, Suite 440, Greenwich, CT 06831.

1. On the Effective Date (as such term is defined below), pursuant to this Risk Participation of ERC Claim Agreement (this “Agreement”), Seller, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and for the Purchase Price (the “Purchase Price”) set forth on Exhibit A hereto, does hereby irrevocably sell, transfer, grant and convey to Buyer, and Buyer does hereby irrevocably purchase and acquire from Seller, all of Seller’s rights, title and interest in the Transferred Interests (as such term is defined below).

(a) Risk Participation; Transferred Interests. For purposes of this Agreement, the “Transferred Interests” means all of Seller’s rights to receive any and all payments, proceeds or distributions of any kind (without set-off, deduction or withholding of any kind), including interest, from the United States Internal Revenue Service (the “IRS”) in respect of the employee retention credits duly and timely claimed by Seller on account of qualified wages paid by Seller and identified as a “Claim for Refund” under Form 941-X Adjusted Employer’s Quarterly Federal Tax Return or Claim for Refund for the third (3rd) and fourth (4th) quarters of 2020, and the first (1st), second (2nd) and third (3rd) quarters of 2021 dated January 5, 2023 and filed with the IRS on January 7, 2023 (a true and complete copy of which is attached as Exhibit B hereto) (the “Tax Refund Claim”) in the aggregate amount of $1,662,698.28 (the “Claim Amount”) as set forth in line item 27 of Part 3 thereof. Notwithstanding anything to the contrary contained herein, (i) the relationship between Seller and Buyer under this Agreement with respect to the Transferred Interests is that of seller and purchaser, with Seller having irrevocably transferred to Buyer the right to receive from Seller 100% of the monies or property received by Seller with respect to the Tax Refund Claim in exchange for the Purchase Price, and (ii) this Agreement shall not constitute an assignment or transfer or agreement to assign or transfer all or any part of Seller’s legal title in and to the Tax Refund Claim. It is the express intent of the Parties that sale of the Transferred Interests by Seller to Buyer hereunder be, and shall be treated for all purposes as, a true sale by Seller of the Transferred Interests. Buyer shall not be subrogated to or substituted in respect of Seller’s claims by virtue of any payment under this Agreement, and Buyer shall have no direct contractual relationship with the IRS by reason of this Agreement. Buyer does not assume and shall not be responsible for any obligations, liabilities or expenses of Seller related to or in connection with the Tax Refund Claim or any of Seller’s obligations, liabilities, or expenses (including any which may arise pursuant to an audit or otherwise) owing to the IRS or any authority or instrumentality of the United States. For the avoidance of doubt, in the event that the IRS audits Seller’s Claim for Refund and in connection therewith or for any reason, subsequently seeks the return or disgorgement (via offset or otherwise), of all or any portion of any refund amount paid to Seller on account of its Tax Refund Claim, Seller shall have no claim against Buyer for any such amount (even if Buyer collected such funds from the IRS).

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(b) Distributions. For purposes of this Agreement, “Distribution” means any payment or other distribution of cash (including interest or proceeds) by check or by credit received by Seller from the IRS in respect of the Transferred Interests, whether prior to or after the Effective Date.

2. Effective Date; Purchase Price. Upon the execution and delivery of this Agreement by both Parties and Seller’s delivery to Buyer of (i) an original, signed and notarized Limited Power of Attorney in the form of Exhibit C hereto, (ii) an original, signed IRS Form 2848 in the Form of Exhibit D, which shall be used solely for administrative purposes, such as accessing Seller’s information from the IRS, changing the Seller’s mailing address, and directing payment to Buyer, and shall not be used for filing or amending returns or signing any agreements, consents, or similar documents with the IRS, and an IRS Form 8822-B, and (iii) if requested by Buyer, an original, signed IRS Form 8821 and/or 8822, in the Form of Exhibit E hereto (collectively, the “Sale Documents”), Buyer shall, within one (1) business day of receipt the Sale Documents, pay to Seller the Purchase Price by wire transfer of immediately available funds (without setoff, deduction or withholding of any kind) in U.S. dollars into Seller’s account pursuant to the wire instructions set forth on Exhibit A. The date Buyer remits payment of the Purchase Price to Seller (less the amount of any holdbacks, if any, as set forth in this Agreement) shall be the “Effective Date”. Notwithstanding the foregoing, Seller has advised Buyer of the existence of certain liens and/or outstanding balances in favor of certain lenders and/or taxing authorities, including but not limited to the IRS, which may be secured by the Tax Refund Claim. Without limiting the effectiveness of the sale, transfer, grant or conveyance of the interest in the Tax Refund Claim to Buyer provided for in this Agreement, Buyer shall not be required to pay one hundred twenty percent (120%) of the balances currently known to be owed by each Seller to the IRS. Buyer shall pay such amount as set forth on Exhibit A hereto as the holdback amount to Seller not later than five (5) business days of Buyer’s receipt of proof reasonably satisfactory to Buyer in its reasonable determination that all balances owed by each Seller with the IRS have been satisfied, which proof each Seller shall use its best efforts to obtain promptly following the Effective Date. Notwithstanding the foregoing, Seller authorizes Buyer to pay, at its option, any amounts necessary directly to the IRS to resolve any outstanding balances.

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3. Seller Representations and Warranties. Seller hereby represents and warrants that as of the date hereof and as of Effective Date: (i) the execution and delivery of this Agreement by Seller and, as applicable, Guarantor (as defined below) has been duly authorized by all necessary corporate action on the part of Seller; (ii) this Agreement constitutes valid and binding obligations of Seller and Guarantor in accordance with its terms; (iii) the execution and delivery of this Agreement by Seller and Guarantor and the performance by Seller or Guarantor of their obligations under this Agreement, shall not result in a breach or violation of any law, regulation, other obligation or contract to which Seller or Guarantor is party or otherwise bound; (iv) Seller has a right to receive all Distributions in the amount of the Claim Amount, and Seller is the owner of a 100% interest in the Tax Refund Claim free and clear of any liens, claims, pledges, security interests or any other encumbrance of any kind; (v) the Tax Refund Claim has been duly executed and timely and properly filed with the IRS in the aggregate amount of the Claim Amount, a true and complete copy of the Tax Refund Claim is attached as Exhibit B to this Agreement, and the Tax Refund Claim has not been revoked, withdrawn, or otherwise retracted or modified in any respect, no right thereunder has been waived and all statements in such Tax Refund Claim are true and correct as of the date hereof; (vi) Seller has delivered to Buyer true and correct copies of all documents and records supporting the Tax Refund Claim and Claim Amount; (vii) Seller will designate to the IRS, concurrently with the execution of this Agreement, that all notices and checks shall be mailed to the following address: 5 Greenwich Office Park, Suite 440, Greenwich, CT 06831 by the filing of IRS Form 8822-B or such other similar form as Buyer may reasonably request, for a change of business address, and Seller shall not revoke any such form or file another form to designate its own business address for all future correspondence and payments until the completion of performance of the obligations imposed upon Seller by this Agreement and payment in full to Buyer of all Distributions on account of the Tax Refund Claim; provided, however, (a) to the extent Buyer receives any notices or other correspondence from the IRS, Buyer agrees to promptly forward to Seller any notices or other correspondence received from the IRS, including full copies front and back, including the endorsement, of any and all Transferred Interests checks and all accompanying documentation received by the Buyer, (b) to the extent Buyer receives a check or payment from the IRS that does not relate to the Tax Refund Claim purchased herein, Buyer agrees to promptly (but in no event later than within 10 calendar days of Buyer’s receipt) forward such payment to Seller, and (c) upon completion of performance of the obligations imposed upon Seller by this Agreement and payment in full to Buyer of all Distributions on account of the Tax Refund Claim, Seller may thereafter revoke IRS Form 2848 or IRS Form 8821 or file with the IRS a IRS Form 8822-B or similar form to designate its own business address for all future correspondence and payments; (viii) Seller is not insolvent, is not the subject of any voluntary or involuntary petition under the United States Bankruptcy Code or any other bankruptcy, insolvency, receivership or similar law, and has not admitted its inability to, or failed to, pay its debts generally as they become due; (ix) the Transferred Interests are not and will not be subject to any Impairment (as defined below); (x) Seller has timely filed all of its federal and state tax returns (including for income taxes and all other taxes), such tax returns are complete and accurate, and all federal and state taxes due and owing by Seller have been paid; (xi) Seller has not filed, and will not file, any request, through IRS Form 941 or otherwise, for setoff of future tax liabilities against its Tax Refund Claim; (xii) the Claim Amount is not less than $1,662,698.28 and no payment or other distribution has been received, or to Seller’s knowledge, will be imminently received by or on behalf of Seller in full or partial satisfaction thereof as of the Agreement Date; (xiii) Seller is capable of evaluating the merits, risks and suitability of selling the Transferred Interests, and except for the express representations, warranties and acknowledgements of Buyer in this Agreement, Seller is relying exclusively on its own sources of information and analysis with respect to the sale of the Transferred Interests, and (xiv) Buyer has not participated in any respect in the preparation, calculation or filing of Seller’s Tax Credit Claim, and that Seller has independently and without reliance on Buyer, and based on the advice of its own retained professionals or consultants, prepared and filed its Tax Credit Claim with the IRS.

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4. Buyer’s Representations and Warranties. Buyer represents and warrants, that as of the date hereof and as of the Effective Date: (i) the execution and delivery of this Agreement by Buyer has been duly authorized by all necessary corporate action on the part of Buyer; (ii) this Agreement constitutes, assuming the due execution and delivery by Seller, valid and binding obligations of Buyer in accordance with their terms; (iii) the execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations under this Agreement, shall not result in a breach or violation of any law, regulation, other obligation or contract to which Buyer is party or otherwise bound; and (iv) Buyer is a sophisticated institutional investor and has such knowledge and experience in financial and business matters and expertise in assessing the purchase of the Transferred Interests, is capable of evaluating the merits, risks and suitability of purchasing the Transferred Interests, and except for the express representations, warranties and acknowledgements of Seller in this Agreement, is relying exclusively on its own sources of information and investment analysis with respect to the purchase of the Transferred Interests.

5. Additional Agreements. Buyer and Seller both acknowledge and agree that (a) Seller’s sale of the Transferred Interests to Buyer, and Buyer’s purchase of the Transferred Interests from Seller, are irrevocable and without representation or warranty, whether expressed or implied, of any kind or character by Buyer or Seller, except as expressly provided in this Agreement, (b) Seller shall have no recourse to Buyer, and Buyer shall have no recourse to Seller, except for breaches of the other party’s representations, warranties, or covenants, and set forth in Section 7, recourse to the Collateral (defined below), in each case as expressly stated in this Agreement, (c) Buyer and Seller make only the representations and warranties set forth in the this Agreement, and (d) Buyer and Seller agree that Buyer has the right, but not the obligation, to file any Form 941-X attached hereto as Exhibit B with the IRS if Buyer determines, in its sole discretion, that the 941-X was not received by the IRS or that resubmission of the 941-X to the IRS will further assist the IRS with processing the Tax Refund Claim.

6. Distributions/Guaranteed Obligations of Seller.

(a) Upon Seller’s or any other person’s or entity’s receipt at any time of any Distribution, Seller shall (i) (A) accept and hold such Distribution, or cause to be accepted and held, in trust for the sole benefit of Buyer, (B) not commingle the Distribution with its own funds, or cause it to not be commingled with such other person’s or entity’s own funds, (C) have no equitable or beneficial interest in such Distribution other than bare legal title, and (D) such Distribution shall for all purposes constitute property of Buyer and (ii) deliver such Distribution (free of any withholding, setoff, recoupment, or deduction of any kind) to Buyer promptly but in no event later than three (3) business days after the date on which Seller receives such Distribution. Without limiting Seller’s foregoing obligations set forth in (i) or (ii), if Seller fails to pay any Distribution to Buyer in accordance with the time period set forth herein, then Seller shall pay interest on the amount of the Distribution received by Seller at the rate of ten percent (10%) per annum for the period from (and including) the day on which such payment is received by Seller to (but excluding) the day such payment is actually paid to Buyer.

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(b)The undersigned “Guarantor”, in his individual capacity, shall be jointly and severally liable as a guarantor of payment (and not of collection) of Seller’s obligations solely in the event Seller fails to deliver, or fails to cause the delivery of any Distribution received by Seller or any other person or entity to Buyer (or its successors and assigns) in accordance with the obligations set forth in Section 6(a); For the avoidance of doubt: (A) in the event that Seller or any other person or entity receives a Distribution and Seller fails to deliver (or cause the delivery of) such Distribution to Buyer (or its successors and assigns) on or before the third (3rd) business day after receipt thereof, then Buyer shall be entitled to collect the amount of such Distribution, plus interest at the rate of ten percent (10%) per annum, directly from Seller, Guarantor, and/or any other person or entity that has received a Distribution; (B) if Seller receives a Distribution prior to the Effective Date, such Distribution shall, at Buyer’s option, be paid over to Buyer on the Effective Date or credited against the Purchase Price;. By executing this Agreement in the space provided below, Guarantor acknowledges and agrees that his obligations hereunder: (i) are a guaranty of payment (and not only of collection) of any Distribution received by or for the benefit of Seller prior to, on or after the date hereof; (ii) that Guarantor is liable as a primary obligor for the turnover of any Distribution or the amount thereof to Buyer; (iii) shall only be deemed discharged after the indefeasible delivery of any such Distribution to Seller, with interest (if applicable); (iv) shall not be reduced, released, discharged, satisfied or otherwise impacted in connection with (I) any act or occurrence that might, but for the provisions hereof, be deemed a legal or equitable reduction, satisfaction, discharge or release and/or (II) Buyer’s enforcement of remedies under this Agreement; and (vi) shall survive the foregoing exercise by Buyer of such enforcement of remedies irrespective of any settlement among Seller and Buyer for an amount less than the amount of any Distribution that was not turned over to Buyer in accordance with this Section 6. Guarantor further acknowledges that he is the Chief Executive Officer and an owner of Seller and accordingly will receive a direct or indirect benefit from Buyer’s acquisition of the Transferred Interests from Seller.

7. Put Back Right. In the event any of Seller’s representations and warranties set forth in Section 3 hereof are untrue, including, without limitation, any representations with respect to the Transferred Interests, the Tax Refund Claim, the Claim Amount, or the filing of tax returns and payment of taxes by Seller, including without limitation as a result of all or any part of the Transferred Interests having been: (a) objected to by the IRS or otherwise asserted by the IRS to be, unenforceable or invalid, (b) impaired by the commencement by the IRS of any action or proceeding including, but not limited to any proceeding which seeks to reduce all or part of the Claim Amount, or (c) offset or setoff against unpaid taxes of the Seller, disallowed, reduced, subordinated or otherwise impaired by action of the IRS, in whole or in part for any reason whatsoever (any such event, an “Impairment”), Buyer shall have the right to put all or a portion of the Transferred Interests back to Seller, whereupon Seller shall be obligated to pay Buyer a repurchase price within ten (10) business days after demand of Buyer (the “Payment Date”), equal to the portion of the Claim Amount subject to the Impairment multiplied by the Purchase Rate (set forth on Exhibit A hereto), plus interest thereon at ten per cent (10%) per annum from the date hereof to the date of payment (the “Repurchase Price”), provided, however, that such a demand by Buyer shall not be deemed an election of remedies or any limitation on any other rights that Buyer may have hereunder or under applicable law.

8. Security Agreement. It is the intention of the parties hereto that the transactions contemplated by and subject to this Agreement, shall constitute and shall be treated as, a sale of the Transferred Interests, and a purchase thereof by Buyer, and not a loan for all purposes. If, notwithstanding such intention, the conveyance of the Transferred Interests from Seller to Buyer shall be recharacterized as a loan and not a sale and purchase, it is the intention of the parties hereto that (i) such loan shall be deemed a secured loan and (ii) this Agreement shall constitute a security agreement under applicable law, and that Seller shall be deemed to have granted to Buyer, and Seller hereby grants to Buyer, a first priority security interest in all of Seller’s right, title and interest in, to and under the Transferred Interests now owned or at any time hereafter acquired by Seller in the Transferred Interests or in which Seller now has or at any time in the future may acquire any right, title or interest to the Tax Refund Claim and the proceeds thereof (collectively, the “Collateral”), free and clear of all claims, to secure the prompt and complete payment or performance in full when due, of all obligations of Seller to Buyer under this Agreement. Seller hereby irrevocably authorizes Buyer at any time and from time to time to file in any file office in any jurisdiction that Buyer deems advisable (a) any Uniform Commercial Code financing statement providing the name of Seller as debtor, Buyer, as a secured party and indicating the Collateral as collateral covered by a financing statement and (b) any other notice, filing or other document that Buyer deems necessary or advisable to perfect or protect the security interest or to maintain its first priority. To further ensure Buyer’s first priority security interest in the Transferred Interests, Seller shall have its creditors execute lien carveout letters in substantially the same form as that attached as Exhibit F. Upon completion of performance of the obligations imposed upon Seller by this Agreement, including but not limited to payment in full to Buyer of all Distributions or such other payments due to Buyer hereunder, Buyer will make all filings and undertake all actions necessary and/or appropriate to release the Collateral and terminate financing statements provided for herein.

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9. Further Transfers. Seller may not assign or delegate all or any portion of the Transferred Interests or any of its obligations in respect of the Tax Refund Claim, the Transferred Interests, this Agreement, its rights under this Agreement, or any interest in any of the foregoing without the prior written consent of Buyer. Buyer may sell and grant a sub-participation interest in the Transferred Interests at any time without the prior written consent of Seller.

10. Confidentiality. Buyer and Seller agree that, without the prior consent of the other party, it shall not disclose the contents of this Agreement to any entity, except that any party may make any such disclosure (a) as required to implement or enforce this Agreement, (b) if required to do so by any law, court, regulation, subpoena or other legal process, (c) to any governmental authority or self-regulatory entity having or asserting jurisdiction over it, (d) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other entity or sanctions that may be imposed by any governmental authority or (e) to its affiliates, and to its and their directors, officers, employees, agents, professional advisors (including counsel) and auditors. This shall be a continuing obligation of each of the parties hereto, and shall survive the closing of the purchase and sale of the Transferred Interests. Notwithstanding the foregoing, Buyer may disclose this Agreement (with purchase price and purchase rate redacted) to any potential assignee, transferee or sub-participant, so long as such assignee, transferee or sub-participant is bound by a confidentiality obligation that is at least as restrictive as the terms of this Section 10.

11. Expenses. Seller shall be responsible for and pay any and all costs or expenses incurred or owing in connection with the preparation or filing of the Tax Refund Claim. Each of Buyer and Seller shall bear its own costs and expenses, including legal fees, in connection with the preparation and execution of this Agreement.

12. Survival; Jurisdiction. All representations, warranties, covenants and agreements contained herein shall survive the execution, delivery and performance of this Agreement. Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, or, only in the event that the United States District Court for the Southern District of New York determines that it does not have jurisdiction over such action or proceeding arising out of or relating to this Agreement, any court of the State of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined to the extent permitted by law, in such Federal court, or such state court, if applicable.

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13. Further Assurances. Each of the Parties hereto agrees to take any further action and to execute any further documents and/or instruments as the other may reasonably request to give effect to the transaction contemplated hereby, including but not limited to an additional Form 2848 or IRS Form 8821 or IRS Form 8822-B. On the Effective Date, Seller hereby agrees to execute (before a notary) and deliver to buyer the Limited Power of Attorney in favor of Buyer in the form of Exhibit C attached hereto. Seller shall maintain current, accurate and complete books and records regarding the Tax Refund Claim and shall make such books and records available for Buyer’s inspection upon reasonable prior notice.

14. Time of Essence. Time is of the essence for the performance of all obligations in this Agreement.

15. Severability. If any provision of this Agreement is partially or completely invalid or unenforceable in any jurisdiction, then that provision shall be invalid or unenforceable in that jurisdiction to the extent of its invalidity or unenforceability, but the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.

16. Successors and Assigns. This Agreement and any of the rights and obligations set forth herein shall inure to the benefit of Seller and Buyer and their permitted successors and assigns and shall be binding upon and enforceable against Buyer and Seller and their permitted successors and assigns. This Agreement is solely for the benefit of Seller and Buyer and their permitted successors and assigns and nothing contained herein shall be deemed to confer upon anyone other than Seller and Buyer and their permitted successors and assigns any right to insist upon or enforce the performance or observance of any of the rights and obligations set forth herein. Section 6 of this Agreement is binding upon the Guarantor and any of its heirs, personal representatives, successors and assigns.

17. Governing Law. THIS AGREEMENT AND ALL MATTERS ARISING HEREUNDER OR IN CONNECTION WITH THE TRANSACTIONS AND SUBJECT MATTER DESCRIBED IN THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES WHICH MAY REQUIRE OR PERMIT THE APPLICATION OF ANOTHER JURISDICTION’S LAW.

18. Buyer’s Remedies. Buyer may proceed to protect and enforce any or all of its rights under this Agreement by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Agreement or otherwise, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Seller or Guarantor. Each and every remedy of Buyer shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

19. Entire Agreement. This Agreement (and the Exhibits hereto) constitute the entire agreement of the Parties with respect to the Transferred Interests and supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, representations and warranties in respect thereof, all of which have become merged and finally integrated into this Agreement.

20. Counterparts; Delivery by Email. This Agreement may be executed in multiple counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by email of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Each fully executed counterpart of this Agreement shall be deemed to be a duplicate original.

[Signatures on following page]

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement by its duly authorized representative on the date first written above.

INFINITE GROUP, INC.

By:	/s/ James A. Villa
Name: James A. Villa
Title: CEO

1861 ACQUISITION LLC

By:	/s/ Sean Barry
Name: Sean Barry
Title: As Attorney in Fact for 1861 Acquisition LLC

GUARANTOR:

By: __/s/ James A. Villa______________________

Name: James A. Villa

Title: CEO

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Exhibit A

Purchase Price Calculation and Holdbacks

Claim Amount	$1,662,698.28
Purchase Rate	85.00%
Purchase Price (A x B)	$1,413,293.54
Less: Holdback for Tax Balance	$82,829.76
Amount to be wired to Seller on Effective Date	$1,330,463.78

Seller’s Wire Instructions:

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Exhibit B

[Attach Copy of Seller’s Form 941-X

Adjusted Employer’s Quarterly Federal Tax Return or Claim for Refund]

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Exhibit C

LIMITED POWER OF ATTORNEY

This Limited Power of Attorney has been executed and delivered by the undersigned in connection with that certain Risk Participation of ERC Claim Agreement (the “Agreement”), dated as of March 27, 2023, by and between Infinite Group, Inc., with an address at 175 Sullys Trail, Suite 202, Pittsford, NY 14534 (“Seller”), and 1861 Acquisition LLC (“Buyer”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.  The undersigned does hereby nominate, constitute and appoint the following individuals:

Sean Barry

Kristen Romano

as well as Buyer, any other persons who may from time to time be designated by Buyer as an “authorized signatory” or similar title or other representative or agent of Buyer as true and lawful attorneys-in-fact for the undersigned, coupled with an interest, with power of substitution, in their own name or names, as agents of Seller, to take any and all actions to act in Seller’s name, place and stead, to demand, sue for, compromise and recover all such sums of money that now are or that hereafter might become due and payable for or on account of the Seller’s rights to receive any and all payments, proceeds or distributions of any kind (without set-off, deduction or withholding of any kind) from the United States Internal Revenue Service (the “IRS”) in respect of the employee retention credits duly and timely claimed by Seller on account of qualified wages paid by Seller and identified as a “Claim for Refund” under Form 941-X Adjusted Employer’s Quarterly Federal Tax Return or Claim for Refund for the third (3rd) and fourth (4th) quarters of 2020, and the first (1st), second (2nd) and third (3rd) quarters of 2021 dated January 5, 2023, and filed with the IRS on January 7, 2023 (the “Tax Refund Claim”), including, without limitation, to endorse, endorse for deposit into an account at a financial institution, including, but not limited to, an account at Bank of America, in the name of Buyer or Field Point Servicing LLC, endorse to Buyer or its designee, negotiate or deposit any check made payable to Seller in respect of the Tax refund Claim; provided, however, that such designated persons agree to exercise this Limited Power of Attorney in good faith and solely for the purposes expressly enumerated in the Agreement and for no other purpose.

The acts of any authorized signatory, representative or agent of Buyer shall constitute the acts of said attorneys-in-fact.

This Limited Power of Attorney shall be irrevocable except to the extent provided otherwise in the Agreement.

[Signatures on following pages]

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IN WITNESS WHEREOF, the undersigned has/have executed this Limited Power of Attorney as of the date set forth herein above.

INFINITE GROUP, INC.

By:	/s/ James A. Villa
Name:	James A. Villa
Title:	CEO

STATE OF _New York____ )
) ss.:
COUNTY OF _Monroe____ )

On the ___ day of ___________________ in the year 2023, before me, the undersigned, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the duly authorized representative Infinite Group Inc., a corporation (the “Company”), and he/she executed the same his/her capacity as ___________________ of the Company, and that by his/her signature on the foregoing instrument, the Company duly executed this instrument.

Notary Public

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Exhibit D

[Attach Copy of Seller’s Completed Form 2848]

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Exhibit E

[Attach Copy of Seller’s Completed Form 8821 and Completed Form 8822-B]

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Exhibit F

[Attach Copy of Completed Lien Carveout Letter]

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